Exhibit 99.1

For further information, contact
John W. Hayden
Senior Vice President – Controller and
Investor Relations
(636) 736-7000

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA TO HOST INVESTOR DAY

ST. LOUIS, May 20, 2013 – Reinsurance Group of America, Incorporated (NYSE:RGA) will host a conference for institutional investors and analysts at the Grand Hyatt Hotel in New York City on Thursday, May 23, from 8:30 a.m. to 12:30 p.m. Eastern Time.

A live audio webcast of the presentation will be available online at http://www.media-server.com/m/p/v3cjzwwa and on RGA’s website at www.rgare.com. Webcast viewers are encouraged to visit the website at least 15 minutes prior to the presentation to download and install any necessary software. Presentation slides will be available at www.rgare.com (through the link on the Investor Relations page).

Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the United Arab Emirates, the United Kingdom and the United States. Worldwide, the company has approximately $2.9 trillion of life reinsurance in force, and assets of $40.2 billion.

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